Exhibit 99.1

Unilife Corporation Announces Financial Results

For Fiscal Year 2013 Third Quarter

York, PA (May 9, 2013) Unilife Corporation (“Unilife” or “Company”) (NASDAQ:UNIS; ASX: UNS), a developer and supplier of injectable drug delivery systems, today announced its financial results for the quarter ended March 31, 2013, (the third quarter of Fiscal Year 2013).

Recent Highlights

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In April, Unilife signed a 15-year customization and commercial supply contract with a U.S. pharmaceutical company for the EZMix™ dual-chamber syringe. This contract is expected to generate up to $110 million in cumulative revenue from customization programs, production scale-up, device sales and a royalty from net drug sales.

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In April, Unilife agreed to preliminary terms with a leading U.S. life science financing firm for a debt funding program that is expected to be finalized later this month. Combined with the anticipated revenue to be generated from new and existing customer agreements, this medium-term debt program is expected to strengthen the Company’s balance sheet and minimize potential dilution to existing shareholders.

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Earlier this month, Unilife also announced the expansion of its Unifill® platform of prefilled syringes with the development of the Unifill Assure™ to address specific customer requirements and other unmet market needs for the injection of high-viscosity biologic drugs by patient populations with reduced dexterity.

“Having long said that 2013 would be the inflection point for our business, I am pleased to have turned the corner. We are now entering a period of hyper-growth, and expect to generate accelerating, recurring revenue from an expanding base of customers,” stated Mr. Alan Shortall, CEO of Unilife.

“Last month, we announced the first in a series of agreements with immediate revenue. This 15-year customization and supply contact for the EZMix dual-chamber syringe is with a U.S. based pharmaceutical company that we expect will generate up to $110 million in cumulative revenue.

“We are getting ready to announce our first major long-term supply contract for the Unifill syringe. This is a significant multi-year commercial supply contract with a major pharmaceutical customer that generates revenue immediately. Negotiations for this agreement are complete and all terms have been agreed upon, with the execution copy now being routed for signature by both parties. I expect this agreement will establish Unilife as one of the leading suppliers of prefilled syringes in our industry.

“With so many transformational agreements generating immediate revenue, we have no intention of doing any secondary stock offering that would cause significant dilution to existing shareholders. We have therefore agreed to preliminary terms with a major U.S. life science financing firm for a debt funding program that we expect to finalize later this month. Combined with the anticipated cash to be generated from new and existing customers, we expect this medium-term debt program to strengthen our balance sheet as we transition into strong and accelerating revenue growth,” Mr. Shortall concluded.

Financial Results for Three Months Ended March 31, 2013

Revenues for the three months ended March 31, 2013, were $0.7 million compared to $1.3 million for the same period in 2012. The Company’s net loss for the three months ended March 31, 2013, was $14.1 million, or $0.17 per share, compared to a net loss of $14.9 million, or $0.21 per share, for the same period in 2012. The decrease in the net loss was primarily attributable to the reduction in research and development expenses of $1.2 million as well as a decrease in selling, general and administration expenses.

Adjusted net loss for the three months ended March 31, 2013, was $9.4 million, or $0.12 per share, compared to $10.7 million, or $0.15 per share, for the same period in 2012. Adjusted net loss excludes non-cash share-based compensation expense, depreciation and amortization and interest expense.

Unilife had $9.6 million of total cash and cash equivalents, including restricted cash, as of March 31, 2013.

Conference Call Information

Management has scheduled a conference call for 4:30 p.m. U.S. EDT on Thursday, May 9, 2013 (Friday, May 10, 2013 at 6:30 a.m. AEST), to review the Company’s financial results, market trends and future outlook. The conference call and accompanying slide presentation will be broadcast over the Internet as a “live” listen-only Webcast. An archive of the presentation and webcast will be available for 30 days after the call. To listen, please go to: http://ir.unilife.com/events.cfm.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife’s broad portfolio of proprietary device technologies includes prefilled syringes with automatic needle retraction, drug reconstitution delivery systems, auto-injectors, wearable injectors and targeted delivery systems. Each of these innovative and highly differentiated device platforms can be customized by Unilife to address specific customer, drug and patient requirements. Unilife’s global headquarters and state-of-the-art manufacturing facilities are located in York, PA. For more information, please visit www.unilife.com or download the Unilife IRapp on your iPhone, iPad or Android device.

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.

Non-GAAP Financial Measures

U.S. securities laws require that when we publish any non-GAAP financial measure, we disclose the reason for using the non-GAAP measure and provide reconciliation to the most directly comparable GAAP measure. The presentation of adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Adjusted net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of share-based compensation expense, depreciation and amortization and interest expense.

Management believes the presentation of adjusted net income (loss) and adjusted net income (loss) per share provides useful information because these measures enhance its own evaluation, as well as investor’s understanding, of the Company’s core operating and financial results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of net income (loss) to adjusted net income (loss) is included in the attached table.

General: UNIS-G

Investor Contacts (US):	Analyst Enquiries	Investor Contacts (Australia)	Media Contact
Todd Fromer / Garth Russell	Lynn Pieper	Jeff Carter	Eve McGrath
KCSA Strategic Communications	Westwicke Partners	Unilife Corporation	Rubenstein PR
P: + 1 212-682-6300	P: + 1 415-202-5678	P: + 61 2 8346 6500	P: + 1 212 843-8490

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	March 31, 2013	June 30, 2012
	(in thousands, except share data)
Assets
Current Assets:
Cash and cash equivalents	$7,671	$11,410
Restricted cash	1,966	2,400
Accounts receivable	77	1,042
Inventories	75	212
Prepaid expenses and other current assets	720	676

Total current assets	10,509	15,740
Property, plant and equipment, net	50,737	52,514
Goodwill	13,052	12,734
Intangible assets, net	29	34
Other assets	1,271	1,286

Total assets	$75,598	$82,308

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,322	$2,399
Accrued expenses	2,420	2,209
Current portion of long-term debt	4,853	5,655
Deferred revenue	2,661	2,595
Warrant liability	3,026	—

Total current liabilities	15,282	12,858
Long-term debt, less current portion	20,355	23,110
Deferred revenue	715	2,595

Total liabilities	36,352	38,563

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized as of March 31, 2013; none issued or outstanding as of March 31, 2013 and June 30, 2012	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized as of March 31, 2013; 89,833,871 and 75,849,439 shares issued, and 89,805,201 and 75,820,769 shares outstanding as of March 31, 2013 and June 30, 2012, respectively	898	758
Additional paid-in-capital	248,691	212,326
Accumulated deficit	(213,855)	(172,634)
Accumulated other comprehensive income	3,652	3,435
Treasury stock, at cost, 28,670 shares as of March 31, 2013 and June 30, 2012	(140)	(140)

Total stockholders’ equity	39,246	43,745

Total liabilities and stockholders’ equity	$75,598	$82,308

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
	(in thousands, except per share data)
Revenues:
Industrialization and development fees	$—	$566	$—	$2,255
Licensing fees	663	675	1,989	1,993
Product sales and other	22	10	87	45

Total revenues	685	1,251	2,076	4,293
Cost of product sales	46	18	127	108

Gross profit	639	1,233	1,949	4,185

Operating expenses:
Research and development	5,472	6,668	15,204	16,228
Selling, general and administrative	7,255	7,677	22,159	20,572
Depreciation and amortization	1,415	1,193	4,003	3,343

Total operating expenses	14,142	15,538	41,366	40,143

Operating loss	(13,503)	(14,305)	(39,417)	(35,958)
Interest expense	591	626	1,852	1,548
Interest income	(10)	(46)	(48)	(102)
Other expense, net	—	1	—	37

Net loss	$(14,084)	$(14,886)	$(41,221)	$(37,441)

Net loss per share:
Basic and diluted net loss per share	$(0.17)	$(0.21)	$(0.52)	$(0.57)

UNILIFE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Measure

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
	(in thousands, except per share data)
Net loss	$(14,084)	$(14,886)	$(41,221)	$(37,441)
Share-based compensation expense	2,680	2,403	7,198	5,788
Depreciation and amortization	1,415	1,193	4,003	3,343
Interest expense	591	626	1,852	1,548

Adjusted net loss	$(9,398)	$(10,664)	$(28,168)	$(26,762)

Adjusted net loss per share – diluted	$(0.12)	$(0.15)	$(0.36)	$(0.40)